Exhibit 24(b)(1)(vi)

                           AMENDMENT TO CERTIFICATE OF
                             LIMITED PARTNERSHIP OF
                          CENTENNIAL AMERICA FUND, L.P.


         This Amendment is made this 1st day of July, 1996, to the Certificate of Limited Partnership of Centennial America Fund, L.P. (the "Partnership") dated as of March 5, 1987, as amended, in accordance with the provisions of
Section 17-202(a) of the Delaware Revised Uniform Limited Partnership Act.

         1. The name of the limited partnership filing this Amendment is Centennial America Fund, L.P.

         2. The Certificate of Limited Partnership is hereby amended to reflect the following:

                  The removal of the following person as a Managing General Partner on July 1, 1996.
                                    Jon S. Fossel
                                    Two World Trade Center - 34th Floor
                                    New York, New York 10048-0203

                  The admission of the following person as a Managing General Partner on July 1, 1996.

                           Sam Freedman
                           4975 Lakeshore Drive
                           Littleton, Colorado 80123

         This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be the same document.

         IN WITNESS WHEREOF, the undersigned General Partners have duly executed this Amendment to the Certificate of Limited Partnership as of the day and year first above written.

OPPENHEIMER PARTNERSHIP HOLDINGS, INC.
Non-Managing General Partner

By:      /s/ Robert G. Zack               /s/ Raymond J. Kalinowski
         Robert G. Zack                   Raymond J. Kalinowski
         Vice President                   Managing General Partner

         /s/ Robert G. Avis               /s/ C. Howard Kast
         Robert G. Avis                   C. Howard Kast
         Managing General Partner         Managing General Partner

         /s/ William A. Baker             /s/ Robert M. Kirchner
         William A. Baker                 Robert M. Kirchner
         Managing General Partner         Managing General Partner

         /s/ Charles Conrad, Jr.          /s/ Ned M. Steel
         Charles Conrad, Jr.              Ned M. Steel
         Managing General Partner         Managing General Partner

         /s/ Jon S. Fossel               /s/ James C. Swain
         Jon S. Fossel                   James C. Swain
         Managing General Partner        Managing General Partner

         /s/ Bridget A. Macaskill        /s/ Sam Freedman
         Bridget A. Macaskill            Sam Freedman
         Managing General Partner        Managing General Partner